Checkpoint Systems, Inc.
101 Wolf Drive
Thorofare, NJ 08086 USA

Tel.: +800-257-5540
Fax: +856-848-0937
www.checkpointsystems.com

News

COMPANY CONTACT:
James Lucania
856-384-2480

CHECKPOINT SYSTEMS, INC. ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2015 RESULTS

THOROFARE, N.J., March 3, 2016 - Checkpoint Systems, Inc. (NYSE: CKP) today reported financial results for the fourth quarter and fiscal year ended December 27, 2015. As a result of the announcement that Checkpoint Systems has entered into a definitive agreement to be acquired by CCL Industries Inc., the Company has canceled its earnings conference call previously scheduled for 5:00 p.m. Eastern Time this afternoon.

Selected Discussion and Analysis of Fourth Quarter 2015 Results

•	Net revenues decreased 9.8% to $165.1 million compared with $183.1 million for the fourth quarter of 2014. Foreign currency effects resulted in a 7.3% decrease to net revenues.
•
Merchandise Availability Solutions (MAS) revenues decreased 11.7% to $111.6 million versus the fourth quarter of 2014, principally driven by foreign currency translation effects of 7.3%. Reductions in EAS Consumables and Alpha® sales reflected a challenging quarter for our brick-and-mortar retail customers coupled with the sunset of our Family Dollar roll-out in 2014.  This decline was partially offset by strong RFID solution sales and a modest increase in EAS Systems reflecting our recent customer wins in Asia.

•
Apparel Labeling Solutions (ALS) revenues decreased 1.3% to $42.5 million, due to foreign currency translation effects of 5.4% offset by organic revenue growth of 4.1%.  Continued growth in sales of RFID labels more than offset the modest decline in the core labeling business.

•
Retail Merchandising Solutions (RMS) revenues decreased 19.2% to $11.0 million, reflecting the impact of the weakening Euro. RMS revenue decreased 7.0% on a constant currency basis, reflecting softness in our indirect markets worldwide.

•	Gross profit margin was 41.0% compared with 43.3% for the fourth quarter of 2014.
•
MAS gross profit margin was 45.2% compared with 47.2% in the fourth quarter of 2014. The decrease was principally due to manufacturing variances driven by lower production volumes and continuing foreign currency transaction impacts on our intercompany supply chain unit.

•
ALS gross profit margin was 30.7% compared with 33.8% in the fourth quarter of 2014. The decrease was principally due to lower core labeling business volumes and increased pricing pressures in parts of Asia, partially offset by manufacturing efficiencies from higher RFID label volumes.

•
RMS gross profit margin was 37.7% compared with 37.1% in the fourth quarter of 2014. The increase was primarily due to our cost reduction efforts and higher production volumes driving favorable overhead absorption.

•
SG&A expenses were $53.5 million compared with $56.4 million in the fourth quarter of 2014. The decrease is primarily due to lower employee-related expenses in 2015. The benefits of our cost reduction initiatives were offset by incremental spending increases related to our strategic initiatives in the quarter.

•
Operating loss was $8.5 million compared with operating income of $12.8 million in the fourth quarter of 2014. The 2015 figure includes $5.8 million of non-cash intangible asset impairment charges, $3.7 million non-cash litigation charges and $8.4 million of restructuring charges primarily related to our Profit Enhancement Plan.

•	Non-GAAP operating income was $9.4 million, compared with $19.3 million in the fourth quarter of 2014. (See accompanying Reconciliation of GAAP to Non-GAAP Financial Measures).

•	Adjusted EBITDA was $16.7 million, compared with $27.1 million in the fourth quarter of 2014. (See accompanying Reconciliation of GAAP to Non-GAAP Financial Measures).

•
Cash flow provided by operating activities was $29.8 million compared with $23.6 million in the fourth quarter of 2014. Capital expenditures were $4.0 million in the fourth quarter of 2015 compared with $5.1 million in the fourth quarter of 2014.

•	During the fourth quarter, Checkpoint repurchased 450,000 shares, returning an additional $3.2 million of capital to shareholders.

Checkpoint Systems, Inc.

Checkpoint Systems is a global leader in merchandise availability solutions for the retail industry, encompassing loss prevention and merchandise visibility. Checkpoint provides end-to-end solutions enabling retailers to achieve accurate real-time inventory, accelerate the replenishment cycle, prevent out-of-stocks and reduce theft, thus improving merchandise availability and the shopper’s experience. Checkpoint's solutions are built upon 45 years of radio frequency technology expertise, innovative high-theft and loss-prevention solutions, market-leading RFID hardware, software, and comprehensive labeling capabilities, to brand, secure and track merchandise from source to shelf. Checkpoint's customers benefit from increased sales and profits by implementing merchandise availability solutions, to ensure the right merchandise is available at the right place and time when consumers are ready to buy.
For more information, visit www.checkpointsystems.com.

Caution Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,”“anticipate,”“intend,”“plan,”“believe,”“seek,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include: the impact upon operations of accounting policies review and improvement; the impact upon operations of legal and compliance matters or internal controls review, improvement and remediation, including the detection of wrongdoing, improper activities, or circumvention of internal controls; our ability to successfully implement our strategic plan; our ability to manage growth effectively including our ability to integrate acquisitions and to achieve our financial and operational goals for our acquisitions; changes in economic or international business conditions; foreign currency exchange rate and interest rate fluctuations; lower than anticipated demand by retailers and other customers for our products; slower commitments of retail customers to chain-wide installations and/or source tagging adoption or expansion; possible increases in per unit product manufacturing costs due to less than full utilization of manufacturing capacity as a result of slowing economic conditions or other factors; our ability to provide and market innovative and cost-effective products; the development of new competitive technologies; our ability to maintain our intellectual property; competitive pricing pressures causing profit erosion; the availability and pricing of component parts and raw materials; possible increases in the payment time for receivables as a result of economic conditions or other market factors; our ability to comply with covenants and other requirements of our debt agreements; changes in regulations or standards applicable to our products; our ability to successfully implement global cost reductions in operating expenses including, field service, sales, and general and administrative expense, and our manufacturing and supply chain operations without significantly impacting revenue and profits; our ability to maintain effective internal control over financial reporting; risks generally associated with information systems upgrades and our company-wide implementation of an enterprise resource planning (ERP) system; the risk that we may be unable to obtain shareholder approval as required for the merger with CCL Industries Inc. (the “Merger”); the risk that conditions to the closing of the Merger may not be satisfied and required regulatory approvals may not be obtained; the possibility that Merger may involve unexpected costs, liabilities or delays; the possibility that our business may suffer as a result of uncertainty surrounding the Merger; the outcome of any legal proceedings related to the Merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the ability to recognize benefits of the Merger; risks that the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; and other risks to consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all. If the Merger is consummated, our shareholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth and additional matters disclosed in our Securities and Exchange Commission filings. We do not undertake to update our forward-looking statements, except as required by applicable securities laws.

Checkpoint Systems, Inc.
Consolidated Balance Sheets
(amounts in thousands)
(unaudited)

	December 27, 2015	December 28, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$124,289	$135,537
Accounts receivable, net of allowance of $6,059 and $8,526	113,698	131,720
Inventories	82,126	91,860
Other current assets	20,819	25,928
Deferred income taxes	—	5,557
Total Current Assets	340,932	390,602
REVENUE EQUIPMENT ON OPERATING LEASE, net	1,522	1,057
PROPERTY, PLANT, AND EQUIPMENT, net	75,864	76,332
GOODWILL	164,110	173,569
OTHER INTANGIBLES, net	47,777	64,940
DEFERRED INCOME TAXES	23,336	25,284
OTHER ASSETS	4,329	6,882
TOTAL ASSETS	$657,870	$738,666
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short-term borrowings and current portion of long-term debt	$279	$236
Current portion of financing liability	20,891	—
Accounts payable	50,647	48,928
Accrued compensation and related taxes	22,321	27,511
Other accrued expenses	46,458	44,204
Income taxes	1,824	1,278
Unearned revenues	6,262	7,663
Restructuring reserve	8,664	6,255
Accrued pensions — current	3,994	4,472
Other current liabilities	13,982	17,504
Total Current Liabilities	175,322	158,051
LONG-TERM DEBT, LESS CURRENT MATURITIES	70,362	65,161
FINANCING LIABILITY	10,844	33,094
ACCRUED PENSIONS	86,554	108,920
OTHER LONG-TERM LIABILITIES	24,641	30,140
DEFERRED INCOME TAXES	15,355	15,369
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, no par value, 500,000 shares authorized, none issued	—	—
Common stock, par value $.10 per share, 100,000,000 shares authorized, issued 46,303,849 and 45,840,171 shares, outstanding 41,379,002 and 41,804,259 shares	4,630	4,584
Additional capital	427,089	441,882
Accumulated deficit	(38,546)	(12,331)
Common stock in treasury, at cost, 4,924,847 and 4,035,912 shares	(78,154)	(71,520)
Accumulated other comprehensive income, net of tax	(40,227)	(34,684)
TOTAL STOCKHOLDERS’ EQUITY	274,792	327,931
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$657,870	$738,666

Checkpoint Systems, Inc.
Consolidated Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	Quarter Ended		Twelve Months Ended
	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
Net revenues	$165,135	$183,114	$587,157	$662,040
Cost of revenues	97,481	103,788	342,743	376,956
Gross profit	67,654	79,326	244,414	285,084
Selling, general, and administrative expenses	53,508	56,371	205,628	221,566
Research and development	4,742	3,640	19,487	15,303
Restructuring expense	8,429	3,962	10,012	6,654
Asset impairment	5,793	864	5,793	864
Litigation matters	3,682	1,600	19,246	1,600
Acquisition costs	7	73	142	364
Other operating income	—	—	(493)	—
Operating (loss) income	(8,507)	12,816	(15,401)	38,733
Interest income	168	305	806	1,180
Interest expense	1,058	1,120	3,957	4,637
Other gain (loss), net	(387)	(584)	(23)	(1,102)
(Loss) earnings before income taxes	(9,784)	11,417	(18,575)	34,174
Income tax expense	389	6,114	7,640	23,221
Net (loss) earnings	(10,173)	5,303	(26,215)	10,953

(Loss) earnings per common share:
Basic (loss) earnings per share	$(0.24)	$0.13	$(0.61)	$0.26
Diluted (loss) earnings per share	$(0.24)	$0.12	$(0.61)	$0.26

Dividend declared per share	$—	$—	$0.50	$—

Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulation G

Checkpoint Systems, Inc. reports financial results in accordance with U.S. GAAP and herein provides some Non-GAAP measures. These Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. These Non-GAAP measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP. We use the Non-GAAP measures presented to evaluate and manage our operations internally. We are also providing this information to assist investors in performing additional financial analysis that is consistent with financial models developed by research analysts who follow us.

We use Adjusted EBITDA in assessing our performance in addition to net earnings determined in accordance with GAAP. We believe this non-GAAP measure serves as an appropriate measure to be used in evaluating the performance of our business and helps our investors better compare our operating performance with the operating performance of our competitors. We define Adjusted EBITDA as operating income (loss) from continuing operations plus non-GAAP adjustments, plus other gain (loss), net excluding foreign exchange gain (loss), plus depreciation and amortization expense, plus stock compensation expense. We reference this non-GAAP financial measure frequently in our decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative measure of, operating results or of cash flows from operating activities, as determined in accordance with GAAP. Our definition of Adjusted EBITDA may not be comparable to similarly titled measurements reported by other companies.

Set forth below is a reconciliation of the Non-GAAP financial measures used in this release to the most directly comparable measures based on GAAP.

Checkpoint Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(amounts in thousands, except percentages)
(unaudited)

	Quarter Ended		Twelve Months Ended
Reconciliation of GAAP to Non-GAAP operating (loss) income :	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
Net revenues	$165,135	$183,114	$587,157	$662,040

GAAP operating (loss) income	(8,507)	12,816	(15,401)	38,733

Non-GAAP Adjustments:

Management transition expense	—	—	827	—
Restructuring expenses	8,429	3,962	10,012	6,654
Asset impairment	5,793	864	5,793	864
Litigation matters	3,682	1,600	19,246	1,600
Acquisition costs	7	73	142	364
Adjusted Non-GAAP Operating Income	$9,404	$19,315	$20,619	$48,215
Other (gain) loss, net (a)	—	(110)	—	(127)
Depreciation and amortization expense	5,908	6,438	25,096	25,150
Stock comp expense	1,364	1,432	5,480	5,781
Adjusted EBITDA	$16,676	$27,075	$51,195	$79,019

GAAP operating margin	(5.2)%	7.0%	(2.6)%	5.9%
Adjusted Non-GAAP operating margin	5.7%	10.5%	3.5%	7.3%

(a) Represents other gain (loss), net per the Consolidated Statement of Operations less foreign exchange gain (loss).

Checkpoint Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures continued
(amounts in thousands, except per share data)
(unaudited)

	Quarter Ended		Twelve Months Ended
Reconciliation of GAAP to Non-GAAP net earnings (loss):	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
(Loss) earnings, as reported	$(10,173)	$5,303	$(26,215)	$10,953

Non-GAAP Adjustments:

Management transition expense, net of tax	—	—	827	—
Restructuring expense, net of tax	7,679	3,286	9,018	5,922
Asset impairment, net of tax	3,629	550	3,629	550
Litigation matters, net of tax	3,682	1,600	19,246	1,600
Acquisition costs, net of tax	7	73	142	364
Interest on financing liability, net of tax	419	487	1,484	1,667
Valuation allowance adjustment	448	(334)	(519)	11,294
Adjusted net earnings	$5,691	$10,965	$7,612	$32,350

Reported diluted shares	42,389	42,543	42,739	42,374
Adjusted diluted shares	42,486	42,543	42,908	42,374

Reported net (loss) earnings, per share - diluted	$(0.24)	$0.12	$(0.61)	$0.26
Adjusted net earnings, per share - diluted	$0.13	$0.26	$0.17	$0.76